Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Targa Resources, Inc.

Targa Resources Finance Corporation1

(Exact name of obligor as specified in its charter)

Delaware	74-3117058
Delaware	20-3673840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 4300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

8  1/2 Senior Notes due 2013

(Title of the indenture securities)

[1]	See Table 1 – List of additional Obligors

Table 1

The address for each Subsidiary Guarantor listed below is 1000 Louisiana, Suite 4300, Houston, TX 77002.

	Subsidiary Guarantor	State of Incorporation	Federal EIN
1.	Targa Resources LLC	Delaware	14-1904332

2.	Targa Resources II LLC	Delaware	75-3150812

3.	Targa Resources Holdings GP LLC	Delaware	83-0391111

4.	Targa Resources Holdings LP	Delaware	73-1699939

5.	Targa Gas Marketing LLC	Delaware	11-3762680

6.	Targa Midstream GP LLC	Delaware	20-3726668

7.	Targa Midstream Services Limited Partnership	Delaware	76-0507891

8.	Targa Regulated Holdings LLC	Delaware	76-0467636

9.	Targa NGL Pipeline Company LLC	Delaware	73-1175068

10.	Targa Liquids Marketing and Trade	Delaware	N/A

11.	Targa Liquids GP LLC	Delaware	N/A

12.	Midstream Barge Company LLC	Delaware	94-3253383

13.	Targa OPI LLC	Delaware	76-0467637

14.	Targa Energy Pipeline Company LLC	Delaware	N/A

15.	Targa GP Inc.	Delaware	20-4036018

16.	Targa LP Inc.	Delaware	20-4036097

17.	Targa Versado GP LLC	Delaware	N/A

18.	Targa Versado LP	Delaware	20-4036235

19.	Targa Straddle GP LLC	Delaware	N/A

20.	Targa Staddle LP	Delaware	20-4036286

21.	Targa Permian GP LLC	Delaware	N/A

22.	Targa Permian LP	Delaware	20-4036350

23.	Targa Downstream GP LLC	Delaware	N/A

24.	Targa Downstream LP	Delaware	20-4036406

25.	Targa LSNG GP LLC	Delaware	N/A

26.	Targa LSNG LP	Delaware	68-0625252

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 25th day of October 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

October 25, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,030
Interest-bearing balances		1,428
Securities:
Held-to-maturity securities		0
Available-for-sale securities		65,310
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,864
Securities purchased under agreements to resell		1,160
Loans and lease financing receivables:
Loans and leases held for sale		21,153
Loans and leases, net of unearned income	263,595
LESS: Allowance for loan and lease losses	2,526
Loans and leases, net of unearned income and allowance		261,069
Trading Assets		4,809
Premises and fixed assets (including capitalized leases)		4,197
Other real estate owned		754
Investments in unconsolidated subsidiaries and associated companies		402
Intangible assets
Goodwill		9,231
Other intangible assets		19,954
Other assets		19,363

Total assets		$428,724

LIABILITIES
Deposits:
In domestic offices		$263,665
Noninterest-bearing	70,876
Interest-bearing	192,789
In foreign offices, Edge and Agreement subsidiaries, and IBFs		48,659
Noninterest-bearing	6
Interest-bearing	48,653
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,136
Securities sold under agreements to repurchase		6,375

Dollar Amounts In Millions
Trading liabilities	2,695
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	27,804
Subordinated notes and debentures	10,140
Other liabilities	20,533

Total liabilities	$390,007
Minority interest in consolidated subsidiaries	62
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	13,469
Accumulated other comprehensive income	(85)
Other equity capital components	0

Total equity capital	38,655

Total liabilities, minority interest, and equity capital	$428,724

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin John Stumpf Dave Hoyt	Directors